Filed with the Securities and Exchange Commission on February 1, 2007.
                                                     Registration No. 333-134587
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                 AMENDMENT NO. 1
                                       TO

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                ELECTROGLAS, INC.
             (Exact name of registrant as specified in its charter)
                              --------------------

            Delaware                                             77-0336101
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               5729 Fontanoso Way
                           San Jose, California 95138
                                 (408) 528-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                                   Tom Brunton
                             Chief Financial Officer
                                Electroglas, Inc.
                               5729 Fontanoso Way
                           San Jose, California 95138
                                 (408) 528-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------

                                   Copies to:

                                Justin L. Bastian
                                 Francis M. Jose
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600
                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                              --------------------
                         CALCULATION OF REGISTRATION FEE
====================================================================================================

                                                  Amount          Proposed Maximum       Amount of
        Title of Each Class of                    to be              Aggregate          Registration
   Securities to be Registered (1)              Registered         Offering Price           Fee
----------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Debt Securities
Warrants (2)
Total (3)                                    $ 50,000,000(4)   $ 50,000,000(4)(5)(6)   $ 5,350.00(7)

     (1) These offered securities may be sold separately, together or as units with other offered securities.

     (2) The warrants represent rights to purchase the other classes of securities of Electroglas, Inc. registered hereunder.

     (3) This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminable number of shares as may be issued upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

     (4) Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate initial offering price not to exceed $50,000,000 or the equivalent thereof in one or more currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount.

     (5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

     (6)  Exclusive of accrued interest, distributions and dividends, if any.

     (7)  Previously paid.

                              --------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities, in any state where an offer or sale of the securities is not permitted.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2007

                                   $50,000,000




                                ELECTROGLAS, INC.

                                  Common Stock
                                 Preferred Stock
                                 Debt Securities
                                    Warrants

     This prospectus relates to shares of common stock, shares of preferred stock, debt securities and debt and equity warrants that we, Electroglas, Inc., may sell from time to time in one or more offerings. The aggregate initial offering price of the securities we may sell in these offerings will not exceed $50,000,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount). This prospectus will allow us to issue securities over time. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document.

     The securities offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. You should read this prospectus and each applicable prospectus supplement carefully before you invest in our securities.

     Our common stock is listed on the Nasdaq Global Market under the symbol "EGLS." The last reported sale price of our common stock on the Nasdaq Global Market on January 30, 2007 was $2.39 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

     Investing in our securities involves risk. See "Risk Factors" beginning on page 4 of this prospectus. You should read carefully this document and any applicable prospectus supplement before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 1, 2007.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................1

FORWARD-LOOKING STATEMENTS.....................................................2

ELECTROGLAS, INC...............................................................3

RISK FACTORS...................................................................3

FACTORS THAT MAY AFFECT OPERATING RESULTS AND FINANCIAL CONDITION..............3

USE OF PROCEEDS................................................................7

RATIO OF EARNINGS TO FIXED CHARGES.............................................7

THE SECURITIES WE MAY OFFER....................................................8

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER...................................8

DESCRIPTION OF THE PREFERRED STOCK WE MAY OFFER................................8

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER................................9

DESCRIPTION OF THE WARRANTS WE MAY OFFER......................................14

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND
 OUR BYLAWS...................................................................15

PLAN OF DISTRIBUTION..........................................................18

WHERE YOU CAN FIND MORE INFORMATION...........................................19

LEGAL MATTERS.................................................................20

EXPERTS.......................................................................20

INFORMATION NOT REQUIRED IN PROSPECTUS........................................21

SIGNATURES....................................................................24

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell:

     o    shares of common stock,
     o    shares of one or more series of preferred stock,
     o    one or more series of debt securities, and
     o warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings. The aggregate initial offering price of the securities we sell in these offerings, will not exceed $50,000,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount). This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements together with the additional information described below under the heading "Where You Can Find More Information" before you decide whether to invest in the securities.

     You should rely only upon the information contained in, or incorporated into, this prospectus and the applicable prospectus supplements that contain specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

     Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Electroglas, Inc. and its subsidiaries. To understand our offering of these securities fully, you should read this entire document carefully, including particularly the "Risk Factors" section and the documents identified in the section entitled "Where You Can Find More Information," as well as the applicable prospectus supplements that contain specific information about the securities we are offering.

                           FORWARD-LOOKING STATEMENTS

     Certain statements in this prospectus, or incorporated by reference in this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the sufficiency of our future cash from operations, cash and cash equivalents, our intention to use the net proceeds from the sale of our securities for general business purposes, our belief that we have certain technological and other advantages over our competitors, statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "seem," "seek," "future," "continue," or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties including those discussed herein under "Risk Factors."

     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, the documents that we incorporate by reference in this prospectus and any applicable prospectus supplement completely and with the understanding that our actual future results, performance, achievements and prospects may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus, the documents that we incorporate by reference in this prospectus and any applicable prospectus supplement. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                                ELECTROGLAS, INC.

     We are a supplier of semiconductor manufacturing equipment and software to the global semiconductor industry. We were incorporated in Delaware on April 1, 1993, to succeed the wafer prober business conducted by the Electroglas division of General Signal Corporation, our former parent. Immediately prior to the closing of the initial public offering of our Common Stock, or IPO, on July 1, 1993, we assumed the assets and liabilities of the Electroglas division in the asset transfer. Following our IPO, we commenced operations as an independent corporation. We, through our predecessors, have been in the semiconductor equipment business for more than 40 years.

     Our primary product line is automated wafer probing equipment and related network software to manage information from that equipment. In conjunction with automated test systems from other suppliers, our semiconductor manufacturing customers use our wafer probers and network software to quality test semiconductor wafers and to improve their productivity and control their processes, optimizing manufacturing efficiency. Electroglas' installed base is one of the largest in the industry, having sold over 15,000 wafer probers.

     In January 2001, we acquired Statware Inc., of Corvallis, Oregon, to further expand our network software product offerings in the test management area. Today, the Statware technology is the basis for our web-based applications that allow our customers to monitor and control probers from any location, as well as collect, analyze, and report critical test process information and automatically direct corrective action.

     Starting in 2003, we reset our focus to our core competency of wafer probing and delivering advanced wafer probing solutions. In 2003, we sold our Fab Solutions software product lines and our Optical Inspection product line. This renewed focus allowed us to spend more time developing and delivering innovative products to help our customers overcome their most critical semiconductor test challenges. In 2004, we introduced a new extended performance 200mm wafer prober, the 4090u+, and in 2005, a new 300mm prober, the EG6000, that represents a major advancement in prober design and automation and is focused on providing substantially better performance than currently available competitor's products.

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties set forth below, the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and in any of our other filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, the information set forth in the section of this prospectus entitled "Forward-Looking Statements", and all other information contained or incorporated by reference in this prospectus, before you purchase our securities. The risks and uncertainties described below are not the only ones facing our company. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also impair our business, financial condition, operating results or prospects. Any of the following risks, either alone or taken together, could materially and adversely, affect our business, financial condition, operating results or prospects. As a result, the market price of our securities could decline, and you could lose part or all of your investment.

        FACTORS THAT MAY AFFECT OPERATING RESULTS AND FINANCIAL CONDITION

     Semiconductor industry downturns adversely affect our revenues and operating results. Our business largely depends on capital expenditures by semiconductor manufacturers and semiconductor test companies, which in turn depend on the current and anticipated market demand for integrated circuits and products that use integrated circuits. The semiconductor industry is highly cyclical and has historically experienced periods of oversupply resulting in significantly reduced demand for capital equipment. During a down cycle, we must be in a position to adjust our cost and expense structure to prevailing market conditions. Our ability to reduce expenses may be limited by our need to invest in the engineering, research and development and marketing required to penetrate targeted markets and maintain extensive customer service and support. During periods of rapid growth, we must be able to rapidly increase manufacturing capacity and personnel to meet customer demand. We cannot assure our investors that these objectives can be met, which would likely have a material and adverse effect on our business and operating results.

     Our historical financial results have been, and our future financial results are anticipated to be, subject to substantial fluctuations. If we do not meet our forecasts and additional capital is unavailable, we may have insufficient capital available to us to support our business activities and continue to operate our business pursuant to our current business plan. Total revenues were $26.1 million, $44.3 million, and $11.2 million, respectively, for the six months ended December 2, 2006, the year ended May 31, 2006, and the five months ended May 31, 2005. We incurred operating losses of $8.8 million, $15.7 million, $11.5 million, in the six months ended December 2, 2006, the year ended May 31, 2006, and the five months ended May 31, 2005, respectively. The demand for our products follows the semiconductor test markets, which remain highly cyclical and difficult to forecast. Another economic slowdown and/or changes in demand for our products and services and other factors could continue to adversely affect our business in the near term, and we may experience additional declines in revenue and increases in operating losses. We cannot assure our investors that we will be able to return to operating profitability or that, if we do, we will be able to sustain it. Our cash, cash equivalents and short-term investments totaled $13.4 million at December 2, 2006. Our cash used in operating activities was $5.6 million during the six months ended December 2, 2006. We currently anticipate that our future cash from operations, available cash and cash equivalents and available credit facilities at December 2, 2006 should be sufficient to meet our anticipated needs for working capital and capital expenditures through the next twelve months. However, in addition to our currently anticipated needs for working capital and capital expenditures, we have $8.5 million in outstanding notes, plus accrued interest, which become due and payable in June 2007. As a result, if we do not meet our forecasts we may be required to raise additional capital to retire the notes and support our business activities. Although we are committed to the successful execution of our operating plan and will take further action as necessary to align our operations and reduce expenses, there can be no assurance that our cash utilization will remain at or be reduced below its current level or that we will have sufficient capital available to us to support our business activities and continue to operate our business pursuant to our current business plan. We cannot assure you that additional financing if needed will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to continue to operate our business pursuant to our current business plan and our ability to run our business would be negatively impacted.

     Our operating results are subject to variability and uncertainty, which could negatively impact our stock price. We have experienced and expect to continue to experience significant fluctuations in our results. Our backlog at the beginning of each period does not necessarily determine actual sales for any succeeding period. Our sales have often reflected orders shipped in the same period that they were received. Customers may cancel or reschedule shipments, and production difficulties could delay shipments. For the six months ended December 2, 2006 and the years ended May 31, 2006, December 31, 2004 and 2003, five of our customers accounted for 52%, 51%, 63%, and 54%, respectively, of our net sales. If one or more of our major customers delayed, ceased or significantly curtailed its purchases, it could cause our quarterly results to fluctuate and would likely have a material adverse effect on our results of operations. Other factors that may influence our operating results in a particular quarter include the timing of the receipt of orders from major customers, product mix, competitive pricing pressures, the relative proportions of domestic and international sales, our ability to design, manufacture and introduce new products on a cost-effective and timely basis, the delay between expenses to further develop marketing and service capabilities and the realization of benefits from those improved capabilities, and the introduction of new products by our competitors. Accordingly, our results of operations are subject to significant variability and uncertainty from quarter to quarter, which could adversely affect our stock price.

     If we do not continue to develop and successfully market new products, our business will be negatively affected. We believe that our future success will depend in part upon our ability to continue to enhance existing products and to develop and manufacture new products. As a result, we expect to continue investing in selective new wafer prober development programs. There can be no assurance that we will be successful in the introduction, marketing and cost effective manufacture of any of our new products; that we will be able to develop and introduce new products in a timely manner; enhance our existing products and processes to satisfy customer needs or achieve market acceptance; or that the new markets for which we are developing new products or expect to sell current products, such as the market for 300mm wafer probers will develop sufficiently. To develop new products successfully, we depend on close relationships with our customers and the willingness of those customers to share information with us. The failure to develop products and introduce them successfully and in a timely manner could adversely affect our competitive position and results of operations. For example, our 300mm wafer probers have not yet achieved broad market acceptance due to the lateness of the introduction of a production prober, which has resulted in a significant loss in market share. Additionally, the customer evaluation process for our new 300mm prober products can be lengthy and can consume significant Company resources. Our future sales will be impacted by our ability to successfully complete these new product evaluations.

     If we do not successfully compete in the markets in which we do business, our business and results of operations will be negatively affected. Our major competitors in the prober market are Tokyo Electron Limited ("TEL") and Tokyo Seimitsu ("TSK"), both of which are based in Japan. In the prober market, these competitors have greater financial, engineering and manufacturing resources than we do as well as larger service organizations and long-standing customer relationships. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures may force price reductions that could adversely affect our operating results. Although we believe we have certain technological and other advantages over our competitors, maintaining and capitalizing on these advantages will require us to continue a high level of investment in engineering, research and development, and customer service. We can not assure you that we will have sufficient resources to continue to make these investments or that we will be able to make the technological advances necessary to maintain such competitive advantages.

     Our outstanding convertible notes ("Notes") may be required to be repaid if not converted prior to their maturity; and may, if converted, result in additional dilution to holders of our Common Stock, all of which may adversely affect the value of our Common Stock. We currently have $8.5 million in Notes outstanding which entitle the holders to convert the Notes into an aggregate of 830,000 shares of our Common Stock at a conversion price of $10.2465 per share, significantly in excess of recent trading prices of our Common Stock. In connection with the issuance of the original $35.5 million Notes in June 2002, we also issued warrants for the purchase of 715,000 shares of our Common Stock that are exercisable at a price of $15.4440 per share. In certain circumstances, we may force the conversion of all or a portion of the Notes and may also redeem the Notes. We may voluntarily redeem the outstanding balance of the Notes before June 2007 for an aggregate redemption price of $8.6 million plus accrued interest. In addition, unless waived or renegotiated, we are obligated to pay the holders of the Notes an amount equal to $8.9 million plus accrued interest in the event of a sale, merger or other change in control of the Company. Paying off the Notes at maturity, or redeeming some or all of the Notes prior to maturity, could materially impact our resources and make it difficult to meet our anticipated needs for working capital and capital expenditures to support our planned activities and operations. As a result, we may in the future need to raise additional capital. There can be no assurance that we would be able to raise additional capital on favorable terms, or at all.

     If we do not successfully protect our intellectual property, our business could be negatively impacted. Our success depends in significant part on our intellectual property. While we attempt to protect our intellectual property through patents, copyrights and trade secrets, we believe that our success will depend more upon innovation, technological expertise and distribution strength. There can be no assurance that we will successfully protect our technology or that competitors will not be able to develop similar technology. No assurance can be given that the claims allowed on any patents we hold will be sufficiently broad to protect our technology. In addition, we cannot assure you that any patents issued to us will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide us with competitive advantages.

     Disruptions or termination of some of our key sources of supplies could damage our customer relations and harm our business. We use numerous suppliers to supply components and subassemblies for the manufacture and support of our products and systems. While we make reasonable efforts to ensure that such components and subassemblies are available from multiple suppliers, this is not always possible. Although we seek to reduce our dependence on these limited source suppliers, disruption or termination of certain of these sources could occur and such disruptions could have at least a temporary adverse effect on our results of operations and damage customer relationships. Moreover, a prolonged inability to obtain certain components, or a significant increase in the price of one or more of these components, could have a material adverse effect on our business, financial condition and results of operations.

     If we do not successfully address the challenges inherent in conducting international sales and operations, our business and results of operations will be negatively impacted. We have experienced fluctuations in our international sales and operations. International sales accounted for 56%, 58%, 73%, 63%, and 65% of our net sales for the six months ended December 2, 2006, year ended May 31, 2006, five months ended May 31, 2005, and years ended December 31, 2004 and 2003, respectively. We expect international sales to continue to represent a significant percentage of net sales. We are subject to certain risks inherent in doing business in international markets, one or more of which could adversely affect our international sales and operations, including:

     o the imposition of government controls on our business and/or business partners;
     o fluctuations in the United States dollar, which could increase our foreign sales prices in local currencies;
     o    export license requirements;
     o    restrictions on the export of technology;
     o    changes in tariffs;
     o    legal and cultural differences in the conduct of business;
     o    difficulties in staffing and managing international operations;
     o    strikes;
     o    longer payment cycles;
     o    difficulties in collecting accounts receivable in foreign countries;
     o    withholding taxes that limit the repatriation of earnings;
     o    trade barriers and restrictions;
     o    immigration regulations that limit our ability to deploy employees;
     o    political instability;
     o    war and acts of terrorism;
     o    natural disasters; and
     o variations in effective income tax rates among countries where we conduct business.

     Although these and similar regulatory, geopolitical and global economic factors have not yet had a material adverse effect on our operations, there can be no assurance that such factors will not adversely impact our operations in the future or require us to modify our current business practices. In addition, the laws of certain foreign countries where we do business may not protect our intellectual property rights to the same extent as do the laws of the United States. Further, we have found it difficult to penetrate the large Japanese market, which represents a significant percentage of the worldwide wafer prober market. Our past sales in Japan have not been significant.

     In addition, an increasing portion of our products and the products we purchase from our suppliers are sourced or manufactured in foreign locations, including China, and a large portion of the devices our products test are fabricated and tested by foundries and subcontractors in Taiwan, Singapore, China and other parts of Asia. As a result, we are subject to a number of economic and other risks, particularly during times of political or financial instability in these regions. Disruption of manufacturing or supply sources in these international locations could materially adversely impact our ability to fill customer orders and potentially result in lost business.

     Our business will be harmed if we cannot hire and retain key employees. Our future success partly depends on our ability to hire and retain key personnel. We also need to attract additional skilled personnel in all areas to grow our business. While many of our current employees have many years of service with us, there can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future. Our Common Stock is currently trading at a price below the exercise price of most of our outstanding stock options.

     Our Charter documents and Shareholders Rights Plan, as well as Delaware Law, could make it difficult for a third party to acquire us. Our Shareholders Rights Plan and certain provisions of our Certificate of Incorporation and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in our control. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of our Common Stock. Such provisions may also inhibit fluctuations in the market price of our Common Stock that could result from takeover attempts. In addition, the Board of Directors, without further stockholder approval, may issue additional series of preferred stock that could have the effect of delaying, deterring or preventing a change in our control. The issuance of additional series of preferred stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. We have no current plans to issue any Preferred Stock.

     While we believe that we have improved internal controls over financial reporting since our year ended May 31, 2006, we are continuously exposed to risks from recent legislation requiring companies to evaluate those internal controls. Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to report on, and our independent auditors to attest to, the effectiveness of our internal control structure and procedures for financial reporting each year. We expect to continue to incur expenses and to devote management resources to
Section 404 compliance. In the event that our chief executive officer, chief financial officer or independent registered public accounting firm determine that our internal controls over financial reporting are still not effective as defined under Section 404, investor perceptions of Electroglas may be adversely affected and could cause a decline in the market price of our stock.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general business purposes. Pending the application of the net proceeds, we may invest the proceeds in short-term interest-bearing instruments or other investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of Electroglas, Inc. and its subsidiaries for the six months ended December 2, 2006, the fiscal year ended May 31, 2006, five months ended May 31, 2005 and each of the years ended December 31, 2004 through 2002.


Six months ended              Five months ended
December 2, 2006     2006        May 31, 2005       2004     2003     2002
--------------------------------------------------------------------------------
      (1)             (1)             (1)            (1)      (1)      (1)

     The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense deemed to represent interest. "Earnings" consist of income from continuing operations before income taxes plus fixed charges.

(1) We would have had to generate additional earnings for the six months ended December 2, 2006, the fiscal year ended May 31, 2006, the five months ended May 31, 2005 and the years ended December 31, 2004, 2003 and 2002 of $9.0 million, $34.7 million, $12.4 million, $6.3 million, $60.1 million and $77.8 million, respectively, to achieve a ratio of 1:1.

                           THE SECURITIES WE MAY OFFER

     We may, from time to time, offer under this prospectus:

     o    shares of common stock,
     o    shares of one or more series of preferred stock,
     o    one or more series of debt securities, and
     o warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings. The aggregate initial offering price of the offered securities will not exceed $50,000,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount).

                  DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

     The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

     The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds or assets legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding.

     Bank credit agreements and lease agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All outstanding shares of common stock are, and all shares of common stock issuable upon conversion or exercise of the securities being offered by this prospectus will be, fully paid and not liable to further calls or assessment by us.

     Pursuant to our stockholder rights plan, each share of our common stock trades with a right to purchase Series A preferred stock under certain circumstances. For a description of these rights, see "Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws-- Stockholder Rights Plan" below.


                 DESCRIPTION OF THE PREFERRED STOCK WE MAY OFFER

     The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. We also refer you to the section of this prospectus entitled "Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws" for a discussion of certain provisions that could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult.

     As of the date of this prospectus, we are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, of which, no shares of preferred stock are outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as our board of directors determines.

     Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

     o    the number of shares in the series of preferred stock;
     o the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;
     o the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;
     o    the voting rights of that series of preferred stock, if any;
     o any conversion provisions applicable to that series of preferred stock;
     o any redemption or sinking fund provisions applicable to that series of preferred stock;
     o the liquidation preference per share of that series of preferred stock; and
     o the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

     The transfer agent, registrar, dividend disbursing agent and redemption agent, if any, for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

                 DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

     This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     We may offer under this prospectus up to $50,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial offering price of up to $50,000,000. We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

     The debt securities will be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. The executed indenture will be incorporated by reference from a current report on Form 8-K. We encourage you to read the indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture. References to "we," "us" and "our" in this section, unless the context otherwise requires or as otherwise expressly stated, refer to Electroglas, Inc., excluding its subsidiaries.

     The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

     We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to "reopen" a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

     We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

     o the form (including whether the debt securities will be issued in global or certificated form) and title of the debt securities;
     o the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
     o    any limit on the aggregate principal amount of the debt securities;
     o the date or dates on which we will pay the principal on the debt securities;
     o the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;
     o the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
     o the place or places where principal of, and premium and interest on, the debt securities will be payable;
     o    the terms and conditions upon which we may redeem the debt securities;
     o any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
     o the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
     o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
     o the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
     o    the currency of denomination of the debt securities;
     o any provisions relating to any security provided for the debt securities;
     o any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
     o any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

     o any conversion provisions, including the security into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;
     o whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;
     o any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
     o any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

     We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

     Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement.

     You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

     We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

     o we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
     o immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
     o certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.

Events of Default

     Event of default means, with respect to any series of debt securities, any of the following:

     o default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
     o default in the payment of principal of or premium on any debt security of that series when due and payable;
     o default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;
     o certain events of bankruptcy, insolvency or reorganization of our company; and
     o any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

     o that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
     o the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

     We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

     o reduce the amount of debt securities whose holders must consent to an amendment or waiver;
     o reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
     o reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
     o reduce the principal amount of discount securities payable upon acceleration of maturity;
     o waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
     o make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

     o make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
     o    waive a redemption payment with respect to any debt security.

     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharging Our Obligations

     We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

     We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements. Among other things:

     o we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;
     o we may not have a default on the debt securities discharged on the date of deposit;
     o    the discharge may not violate any of our agreements; and
     o the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Governing Law

     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

                    DESCRIPTION OF THE WARRANTS WE MAY OFFER

     This section describes the general terms and provisions of the warrants we may offer and sell by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

     We may issue warrants for the purchase of shares of our common stock or preferred stock, debt securities or any combination of such shares and debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a current report on Form 8-K and incorporated by reference in the registration statement of which this prospectus form a part. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

     The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

     o    the aggregate number of the securities covered by the warrant;
     o the designation, amount and terms of the securities purchasable upon exercise of the warrant;
     o the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;
     o the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
     o the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;
     o    the expiration date for exercising the warrant;
     o the minimum or maximum amount of warrants that may be exercised at any time;
     o    a discussion of U.S. federal income tax consequences; and
     o    any other material terms of the securities warrants.

     After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

     Until a holder exercises warrants to purchase our common stock, preferred stock or debt securities, that holder will not have any rights as a holder of our common stock, preferred stock or debt securities by virtue of ownership of warrants.

            ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF
                          INCORPORATION AND OUR BYLAWS

     The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws, copies of which are on file with the Commission and may be obtained as set forth in the section of this prospectus entitled "Where You Can Find More Information".

     Certain provisions of our certificate of incorporation and by-laws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

     o    an acquisition of us by means of a tender or exchange offer;
     o    an acquisition of us by means of a proxy contest or otherwise; or
     o the removal of a majority or all of our incumbent officers and directors.

     These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Delaware Anti-Takeover Law

     We are subject to Section 203 of the DGCL. Subject to certain exceptions,
Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal of Directors and Vacancies

     Our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of three-fourth of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

No Cumulative Voting

     Our certificate of incorporation and bylaws do not provide for cumulative voting.

Stockholder Meetings

     Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Undesignated Preferred Stock

     The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our board of directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

Stockholder Rights Plan

     Our board of directors has adopted a stockholder rights plan. The stockholder rights plan provides for a dividend distribution of one right on each share of common stock. Each right entitles the holder to buy 1/100th of a share of our Series A preferred stock at an exercise price of $140. Subject to limited exceptions, the rights will become exercisable following the tenth day after a person or group announces acquisition of 15% or more of our common stock, and thereby becomes an "acquiring person," or announces commencement of a tender offer or exchange offer, the consummation of which would result in the ownership by the person or group of 15% or more of our common stock. We will be entitled to redeem the rights at $0.01 per right at any time prior to the close of business of the tenth business day following the public announcement that a person or group has become an acquiring person or the expiration of the rights.

     The operation of the stockholder rights plan could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. The rights will cause substantial dilution to a person or group that acquires 15% or more of our common stock on terms not approved by the board of directors.

     The rights will expire on December 4, 2007 unless extended, earlier redeemed, exchanged by us. American Stock Transfer and Trust Company is the rights agent.

Supermajority Voting for Certain Amendments to Our Certificate of Incorporation and Bylaws

     The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or bylaws described above under the headings "Removal of Directors and Vacancies" and "Stockholder Meetings".

                              PLAN OF DISTRIBUTION

     We may sell the securities that we may offer by this prospectus:

     o    directly to one or more purchasers;
     o    through agents;
     o    to and through one or more underwriters;
     o    to and through one or more dealers;
     o    or through a combination of any such method of sale.

     The distribution of securities pursuant to any applicable prospectus supplement may be effected from time to time in one or more transactions either:

     o    at a fixed price or prices which may be changed;
     o    at market prices prevailing at the time of sale;
     o    at prices related to such prevailing market prices;
     o    or at negotiated prices.

     Each time we sell the securities described in this prospectus, the particular terms of the offering of the securities, including the following: the names of any underwriters, the purchase price and the proceeds we will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price, any discounts or concessions allowed or reallowed or paid to dealers, the method of distribution of the securities, any securities exchanges on which the securities of the series may be listed, and any other information we think is important.

     We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

     One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If an underwriter is, or underwriters are, utilized in the sale of securities, we will execute an underwriting agreement with such underwriters at the time of such sale to them. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed offering price, or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

     If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Any agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if any of the securities being offered are also sold to underwriters, we shall have sold to such underwriters the securities not for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility with respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for the securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of offered shares pursuant to such contracts.

     To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of our securities by bidding for or purchasing any of our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if shares that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

     Any series of securities may be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain our SEC filings from the SEC's website at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell or de-register all of the securities covered by this prospectus:

     o    Our Annual Report on Form 10-K for the fiscal year ended May 31, 2006;
     o Our Quarterly Reports on Form 10Q for the Quartered ended September 2, 2006 and December 2, 2006;
     o Our Current Reports on Form 8-K, filed with the SEC on July 10, 2006 (with respect only to Item 8.01 of such Form 8-K), September 8, 2006, October 27, 2006 and January 24, 2007;
     o All of our filings pursuant to the Exchange Act of 1934, as amended, after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and
     o The description of our common stock contained in the registration statement on Form 8-A under the Exchange Act of 1934, as amended, filed with the SEC on April 23, 1993, including any amendments or reports filed for the purpose of updating that description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at:

                                Electroglas, Inc.
                               5729 Fontanoso Way
                           San Jose, California 95138
                          Attention: Investor Relations
                            Telephone: (408) 528-3000

     This prospectus is part of our "shelf" registration statement. We filed the registration statement with the SEC under the Securities Act of 1933, as amended, to register the securities that may be offered by this prospectus, including any applicable prospectus supplement. Not all of the information in the registration statement appears in this prospectus, or will appear in any prospectus supplement. You should refer to the registration statement and to the exhibits filed with the registration statement for further information about us and the securities offered by this prospectus.

                                  LEGAL MATTERS

     The validity of the securities that may be offered hereby will be passed upon for us by Morrison & Foerster LLP, Palo Alto, California.

                                     EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004, included in our Annual Report on Form 10-K for the year ended May 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004, are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements as of May 31, 2006 and 2005, and for the year and five month period then ended and management's report on the effectiveness of internal control over financial reporting as of May 31, 2006, incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, and independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as expert in auditing and accounting.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the securities:

SEC registration fee                                         $      5,350

Printing and engraving expenses                                    75,000

Legal fees and expenses                                            50,000

Accounting fees and expenses                                       50,000

Trustee fees and expenses                                          50,000

Transfer Agent fees and expenses                                   25,000

Blue Sky Fees                                                       5,000

Miscellaneous                                                       9,650

Total                                                        $    270,000

Item 15. Indemnification of Directors and Officers

     Section 102 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     The Registrant's Certificate of Incorporation and Bylaws include provisions that (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware Law and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary.

     The Registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16. Exhibits

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------   ----------------------------------------------------------------------
3.1*      Certificate of Incorporation of Electroglas, Inc., as amended.(1)

3.2*      By-laws of Electroglas, Inc., as amended.(2)

3.3*      Certificate of Designation for Electroglas, Inc.(2)

4.1*      Reference is made to Exhibits 3.1 and 3.2.

4.2* Specimen Common Stock Certificate of Electroglas, Inc., a Delaware corporation.(1)

4.3**     Form of Indenture

5.1**     Opinion of Morrison & Foerster LLP.

12.1*     Statement of Computation of Ratios (contained herein).

23.1** Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**    Consent of BDO Seidman, LLP, Independent Registered Public Accounting
          Firm.

23.3**    Consent of Morrison & Foerster LLP, included in Exhibit 5.1.

24.1*     Power of Attorney (included on signature page).

25.1 Statement of Eligibility and Qualification on Form T-1 (to be filed pursuant to the Trust Indenture Act of 1939, as amended)(3)


*    Previously Filed.

**   Filed herewith.

(1) Incorporated by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-61528), which became effective on June 23, 1993.

(2) Incorporated by reference to the identically numbered exhibit to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 1998.

(3) To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 1, 2007.


ELECTROGLAS, INC

By:  /S/ THOMAS M. ROHRS
     Thomas M. Rohrs
     Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                                 Date


/S/ THOMAS M. ROHRS       Chairman and Chief Executive Officer  February 1, 2007
Thomas M. Rohrs           (Principal Executive Officer)

/S/ THOMAS E. BRUNTON     Chief Financial Officer (Principal    February 1, 2007
Thomas E. Brunton         Financial and Accounting Officer)

/S/ MEL FRIEDMAN*         Director                              February 1, 2007
Mel Friedman

/S/ C. SCOTT GIBSON*      Director                              February 1, 2007
C. Scott Gibson

/S/ JOHN OSBORNE*         Director                              February 1, 2007
John Osborne

/S/ EDWARD M. SALIBA*     Director                              February 1, 2007
Edward M. Saliba

/S/ FUSEN E. CHEN*        Director                              February 1, 2007
Fusen E. Chen



*By: /S/ THOMAS M. ROHRS                                        February 1, 2007
(Attorney-in-Fact)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------   ----------------------------------------------------------------------
3.1*      Certificate of Incorporation of Electroglas, Inc., as amended.(1)

3.2*      By-laws of Electroglas, Inc., as amended.(2)

3.3*      Certificate of Designation for Electroglas, Inc.(2)

4.1*      Reference is made to Exhibits 3.1 and 3.2.

4.2* Specimen Common Stock Certificate of Electroglas, Inc., a Delaware corporation.(1)

4.3**     Form of Indenture

5.1**     Opinion of Morrison & Foerster LLP.

12.1*     Statement of Computation of Ratios (contained herein).

23.1** Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**    Consent of BDO Seidman, LLP, Independent Registered Public Accounting
          Firm.

23.3**    Consent of Morrison & Foerster LLP, included in Exhibit 5.1.

24.1*     Power of Attorney (included on signature page).

25.1 Statement of Eligibility and Qualification on Form T-1 (to be filed pursuant to the Trust Indenture Act of 1939, as amended)(3)


*    Previously Filed.

**   Filed herewith.


(1) Incorporated by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-61528), which became effective on June 23, 1993.

(2) Incorporated by reference to the identically numbered exhibit to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 1998.

(3) To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.